As filed with the Securities and Exchange Commission on April 10, 2017

Registration No. 333-216948

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Camtek Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ramat Gavriel Industrial Zone,
P.O. Box 544,
Migdal Ha’Emek Israel
+972-4-604-8100
(Address and telephone number of registrant’s principal executive offices)
___________________
Camtek USA Inc.,
48389 Fremont Blvd., Ste. 112
 Fremont, CA 94538
(510) 624-9905
(Name, address, and telephone number of agent for service)
___________________
Copies to:

Richard H. Gilden, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: 212-715-9486 Fax: 212-715-8085	Lior Aviram, Adv. Shibolet & Co. Museum Tower 4 Berkovitz Street Tel Aviv 64238, Israel Tel: +972-3-777-8333 Fax: +972-3-777-8444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to re-file Exhibits 5.1 and 23.1, and to reflect such filing in the Index to Exhibits. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 8 or 10 of Part II of the Registration Statement.

Item 9.  Exhibits

Exhibit Number	Description
4.1	Specimen Certificate for Ordinary Shares *
4.2	Amended and Restated Registration Rights Agreement by and between the Company and Priortech Ltd., dated December 30, 2004 **
5.1	Opinion of Shibolet & Co.
23.1	Consent of Somekh Chaikin, a member firm of KPMG International
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
23.3	Consent of Director Nominee***
24	Power of Attorney (included on signature page)

* Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A, filed with the Securities and Exchange Commission on July 21, 2000.

** Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form 20-F File No.000-30664 filed with the Securities and Exchange Commission on June 30, 2005.

***Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Migdal Ha’Emek, State of Israel, on April 10, 2017.

CAMTEK LTD.
By:	/s/ Rafi Amit
Name: Rafi Amit
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RAFI AMIT	Director and Chief Executive Officer	April 10, 2017
Rafi Amit	(Principal Executive Officer)

/s/ *	Vice President, Chief Financial Officer	April 10, 2017
Moshe Eisenberg	(Principal Accounting Officer)

/s/	Chairman	April 10, 2017
Moty Ben-Arie

/s/ *	Director	April 10, 2017
Yotam Stern

/s/ *	Director	April 10, 2017
Gabi Heller

/s/ *	Director	April 10, 2017
Rafi Koriat

/s/ *	Director	April 10, 2017
Eran Bendoly
*By: /s/ Rafi Amit

Rafi Amit Attorney-in-fact